Exhibit 10.11

October 12, 2021

Bob Mahoney

Bob –

It is with pleasure that I can communicate the following promotion details with you:

•	Promotion to CSO effective October 1, 2021

•	Base salary: $240k

•	Bonus potential: $60k (25% of base) with eligibility starting at the YE2021 review cycle

•	Additional 20,000 shares (stock options) granted

Sincerely,

/s/ Jeff Hackman
Jeff Hackman
CEO